UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2015
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320-1111 West Hastings Street Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.        Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of Shareholders (the "AGM") of the Company was held on July 30, 2015 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company's solicitation.

A total of 60,687,152 shares (65.58% of the 92,529,441 issued and outstanding shares of the Company's common stock entitled to vote as of June 5, 2015, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1.            To elect six directors:

Nominee	For		Withheld
Amir Adnani	21,570,243	96.85%	702,051	3.15%
Alan Lindsay	21,800,273	97.88%	472,021	2.12%
Ivan Obolensky	21,805,047	97.90%	467,247	2.10%
Vincent Della Volpe	14,475,072	64.99%	7,797,222	35.01%
David Kong	14,502,176	65.11%	7,770,118	34.89%
Ganpat Mani	21,780,048	97.79%	492,246	2.21%

There were 38,414,858 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 2.            To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2015. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
59,670,876	98.32%	738,488	1.21%	277,788	0.45%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item.

Agenda Item 3.            To approve the Company's 2015 Stock Incentive Plan. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
19,902,249	89.35%	1,903,608	8.54%	466,437	2.09%

There were 38,414,858 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

Agenda Item 4.            To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
20,613,837	92.55%	1,300,615	5.83%	357,842	1.60%

There were 38,414,858 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On July 30, 2015, the Company's Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:
Amir Adnani	President and Chief Executive Officer;
Mark Katsumata	Secretary, Treasurer and Chief Financial Officer; and
Scott Melbye	Executive Vice President.

In addition, on July 30, 2015, the Company issued a news release announcing the results of the AGM. A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
99.1	News Release dated July 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: July 30, 2015.	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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